UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 9, 2013

ACXIOM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-13163                                           71-0581897
(Commission File Number)   (IRS Employer Identification No.)

                                601 E. Third St., Little Rock, Arkansas                                     72201
                                 (Address of Principal Executive Offices)                                (Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Credit Agreement

On October 9, 2013, Acxiom Corporation (“Acxiom”) entered into a Fifth Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as the agent, and other lenders party thereto. The Restated Credit Agreement amends, restates and supercedes the Fourth Amended and Restated Credit Agreement dated as of September 15, 2006, as amended, among Acxiom, JPMorgan Chase Bank, N. A., as the agent, and other lenders party thereto.

Under the terms and conditions of the Restated Credit Agreement, the lenders commit to make (i) term loans to Acxiom in the aggregate principal amount of $300,000,000 (the “Term Loan”), and (ii) revolving loans and to acquire participations in letters of credit and swingline loans (the “Revolving Loans”) in an aggregate amount of $300,000,000. The Term Loan is payable in 19 quarterly principal installments in increasing amounts with the remaining balance due on the maturity date of October 9, 2018. The commitments to make Revolving Loans expire, and all borrowings of Revolving Loans mature, on October 9, 2018. By written notice to the agent under the Restated Credit Agreement, Acxiom may request an increase of the aggregate amount of the Revolving Loans in an amount not to exceed $150,000,000. The Restated Credit Agreement is secured by the accounts receivable and certain proceeds thereof of Acxiom and its domestic subsidiaries, as well as by the outstanding stock of certain Acxiom subsidiaries. The Restated Credit Agreement contains customary representations, warranties, affirmative and negative covenants, default and acceleration provisions.

The Term Loan proceeds were used to refinance certain indebtedness of Acxiom, to pay certain bank fees related to the entering into of the Restated Credit Agreement, and for general corporate purposes.  The Revolving Loans are available to finance the working capital needs of Acxiom and its subsidiaries and for general corporate purposes.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.                                 Description

10.1	Fifth Amended and Restated Credit Agreement dated as of October 9, 2013 among Acxiom Corporation, a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 15, 2013

ACXIOM CORPORATION

By:           /s/ Jerry C. Jones
Name:        Jerry C. Jones
Title:          Chief Ethics and Legal Officer & Executive Vice President